Exhibit 99.2
McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
     The following unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan Exploration Co. (McMoRan) as of and for the nine months ended September 30, 2010 and for the year ended December 31, 2009 (Pro Forma Statements), which have been prepared by McMoRan’s management, are derived from (a) the audited consolidated financial statements of McMoRan as of and for the year ended December 31, 2009 included in its Annual Report on Form 10-K; (b) the unaudited consolidated financial statements of McMoRan as of and for the nine months ended September 30, 2010 included in its Quarterly Reports on Forms 10-Q and 10-Q/A for the period then ended; (c) the audited statements of revenues and direct operating expenses of certain oil and gas properties acquired (Acquired Properties) from Plains Exploration & Production Company (PXP) for the year ended December 31, 2009; and (d) the unaudited statements of revenues and direct operating expenses of the Acquired Properties as of and for the nine months ended September 30, 2010.
     The Pro Forma Statements illustrate the effect on McMoRan’s historical financial position and results of operations of the purchase of oil and gas properties and exploration rights from PXP for consideration consisting of 51 million shares of McMoRan common stock, $86.1 million in cash, and $49.6 million in non-cash adjustment items (the Acquisition). In addition, the Pro Forma Statements reflect the effect of related financing transactions, including $200 million of 4% Convertible Senior Notes (4% Notes) and $700 million of 5 3/4% Convertible Perpetual Preferred Stock (5 3/4% Preferred Stock) (collectively, the Financing Transactions), of which $500 million of the 5 3/4% Preferred Stock was purchased by Freeport-McMoRan Copper & Gold, Inc. (FCX). McMoRan is a party to a services agreement with FM Services Company (Services Company), a wholly owned subsidiary of FCX, under which the Services Company provides McMoRan with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. The proceeds of the Financing Transactions will be used by McMoRan to fund future capital expenditures associated with its expanded asset base and for general corporate purposes. The Acquisition and Financing Transactions were consummated on December 30, 2010 following the approval of the transactions by McMoRan’s shareholders.
     The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what McMoRan’s financial position or results of operations would have been had the Acquisition and/or Financing Transactions been consummated on the dates indicated or the financial position or results of operations for any future date or period. The pro forma statements of operations are not necessarily indicative of McMoRan’s operations going forward because the presentation of the operations of the Acquired Properties is limited to only the revenues and direct operating expenses related thereto, while other operating expenses related to these properties have been excluded. The unaudited pro forma condensed consolidated balance sheet was prepared assuming that the Acquisition and Financing Transactions had occurred on September 30, 2010. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and for the nine months ended September 30, 2010 were prepared assuming the Acquisition and Financing Transactions had occurred on January 1, 2009.
     The Pro Forma Statements, including the related unaudited adjustments that are described in the accompanying notes, are based on available information and certain assumptions McMoRan believes to be reasonable in connection with the Acquisition and Financing Transactions. These assumptions are subject to change.
     The purchase price for the Acquisition is subject to adjustment based on final settlement of certain post-closing adjustment items, if any, within 180 days following the December 30, 2010 Acquisition closing date. McMoRan issued 51 million shares of its common stock to PXP upon consummation of the Acquisition. Thus, the preliminary purchase price at closing was determined, in part, based upon the price of McMoRan’s common stock at the date of closing ($17.18 per share). The allocation of the initial purchase price to the Acquisition’s acquired assets and liabilities in the Pro Forma Statements is based on management’s preliminary valuation estimates. The allocation will be finalized subsequent to closing based on completed valuation analysis conducted by management using the assistance of outside valuation specialists. As a result, the final adjusted purchase price and purchase price allocation may differ, possibly materially, from that which is presented in the accompanying unaudited pro forma condensed consolidated financial information.
     The Pro Forma Statements should be read in conjunction with (a) the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in McMoRan’s Annual Report on Form 10-K for the year ended December 31, 2009 and in McMoRan’s Quarterly Reports on Forms 10-Q and 10-Q/A for the quarter ended September 30, 2010 and (b) the audited statements of revenues and direct operating expenses of the Acquired Properties for the years ended December 31, 2009, 2008 and 2007 and the unaudited statements of revenues and direct operating expenses of the Acquired Properties for the nine months ended September 30, 2010 and 2009.

McMoRan Exploration Co.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of September 30, 2010
(amounts in thousands)

		Pro Forma Adjustments
		Acquisition		Financing
	Historical	Transaction		Transactions		Pro Forma
ASSETS
Cash and cash equivalents	$180,193	$(95,134)[a]		$892,500	[b]	$977,559
Accounts receivable	72,707	(21,987)[a]		—		50,720
Inventories	39,277	1,538	[a]	—		40,815
Prepaid expenses	23,931	—		—		23,931
Fair value of oil and gas derivative contracts	3,114	—		—		3,114
Current assets from discontinued operations, including restricted cash of $470	965	—		—		965

Total current assets	320,187	(115,583)		892,500		1,097,104
Property, plant and equipment, net	749,391	1,010,424	[a]	—		1,759,815
Restricted cash	52,718	—		—		52,718
Deferred financing costs and other assets	12,946	—		(2,061)[b]		10,885
Long-term assets from discontinued operations	2,989	—		—		2,989

Total assets	$1,138,231	$894,841		$890,439		$2,923,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$82,275	$—		$—		$82,275
Accrued liabilities	91,812	16,408	[a,f]	(3,811	) [b]	104,409
Accrued interest and dividends payable	17,773	—		—		17,773
Current portion of accrued oil and gas reclamation costs	146,661	—		—		146,661
Fair value of oil and gas derivative contracts	198	—		—		198
Current portion of accrued sulphur reclamation costs (discontinued operations)	11,300	—		—		11,300
Other current liabilities from discontinued operations	2,172	—		—		2,172

Total current liabilities	352,191	16,408		(3,811)		364,788
5 1/4% convertible senior notes	74,720	—		—		74,720
11.875% senior notes	300,000	—		—		300,000
4% convertible senior notes	—	—		185,250	[b]	185,250
Accrued oil and gas reclamation costs	203,809	9,882	[a]	—		213,691
Other long-term liabilities	17,031	—		—		17,031
Accrued sulphur reclamation costs (discontinued operations)	15,832	—		—		15,832
Other long-term liabilities from discontinued operations	6,149	—		—		6,149

Total liabilities	969,732	26,290		181,439		1,177,461

Stockholders’ equity	168,499	868,551	[a]	709,000	[b]	1,746,050

Total liabilities and stockholders’ equity	$1,138,231	$894,841		$890,439		$2,923,511

See accompanying notes.

McMoRan Exploration Co.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For Year Ended December 31, 2009
(amounts in thousands, except per share amounts)

		Pro Forma Adjustments
			Acquisition &
		PXP	Financing
	Historical	Properties	Transactions		Pro Forma
Revenues:
Oil and natural gas	$422,976	$127,291	$—		$550,267
Service	12,459	—	—		12,459

Total revenues	435,435	127,291	—		562,726
Costs and expenses:
Production and delivery costs	193,025	31,612	2,178	[c]	226,815

Revenues in excess of direct operating expenses	242,410	95,679	(2,178)		335,911

Depletion, depreciation and amortization expense	313,980		46,210	[d]	360,190
Exploration expenses	94,281		3,013	[c]	97,294
Gain on oil and gas derivative contracts	(17,394)		—		(17,394)
General and administrative expenses	42,954		2,100	[e]	45,054
Main Pass Energy HubTM costs	1,615		—		1,615
Insurance recoveries	(24,592)		—		(24,592)

Operating loss	(168,434)		(53,501)		(126,256)
Interest expense, net	(42,943)		(8,000	) [g]	(53,300)
			(2,357	) [g]
Other income, net	4,043		—		4,043

Loss from continuing operations before income taxes	(207,334)		(63,858)		(175,513)
Income tax benefit	2,445		—	[h]	2,445

Loss from continuing operations before preferred dividends and inducement payments for early conversion of preferred stock	(204,889)		(63,858)		(173,068)
Preferred dividends and inducement payments for early conversion of preferred stock	(14,332)		(40,250)[i]		(54,582)

Loss from continuing operations	$(219,221)		$(104,108)		$(227,650)

Loss per share of common stock from continuing operations:
Basic	$(2.79)				$(1.76)

Diluted	$(2.79)				$(1.76)

Average common shares outstanding:
Basic	78,625		51,000	[a]	129,625

Diluted	78,625		51,000	[a]	129,625

See accompanying notes.

McMoRan Exploration Co.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2010
(amounts in thousands, except per share amounts)

		Pro Forma Adjustments
			Acquisition &
		PXP	Financing
	Historical	Properties	Transactions		Pro Forma
Revenues:
Oil and natural gas	$323,727	$93,166	$—		$416,893
Service	11,642	—	—		11,642

Total revenues	335,369	93,166	—		428,535

Costs and expenses:
Production and delivery costs	136,295	15,125	1,334	[c]	152,754

Revenues in excess of direct operating expenses	199,074	78,041	(1,334)		275,781

Depletion, depreciation and amortization expense	214,720		28,723	[d]	243,443
Exploration expenses	28,099		2,259	[c]	30,358
Gain on oil and gas derivative contracts	(4,210)		—		(4,210)
General and administrative expenses	35,267		1,575	[e]	35,471
			(1,371)[a,f]
Main Pass Energy HubTM costs	805		—		805
Insurance recoveries	(14,755)		—		(14,755)
Gain on sale of oil and gas property	(3,455)		—		(3,455)

Operating loss	(57,397)		(32,520)		(11,876)
Interest expense, net	(29,096)		(6,000)[g]		(36,864)
			(1,768)[g]

Other income, net	177		—		177

Loss from continuing operations before income taxes	(86,316)		(40,288)		(48,563)
Income tax benefit	—		—	[h]	—

Loss from continuing operations before preferred dividends and inducement payments for early conversion of preferred stock	(86,316)		(40,288)		(48,563)
Preferred dividends and inducement payments for early conversion of preferred stock	(22,583)		(30,188	) [i]	(52,771)

Loss from continuing operations	$(108,899)		$(70,476)		$(101,334)

Loss per share of common stock from continuing operations:
Basic	$(1.17)				$(0.70)

Diluted	$(1.17)				$(0.70)

Average common shares outstanding:
Basic	92,789		51,000	[a]	143,789

Diluted	92,789		51,000	[a]	143,789

See accompanying notes.

McMoRan Exploration Co.
Unaudited ProForma Condensed Consolidated Financial Information
Pro Forma Financial Information Assumptions
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 reflects the following adjustments.
a.	Purchase price components of the Acquisition follow (in thousands):

Property, Plant and Equipment
Cash consideration-
Purchase price terms	$75,000
Post effective date cash items	9,596
Stock consideration-
51 million shares based on McMoRan’s closing stock price of $17.18 per share on December 30, 2010	876,180
Post effective date non-cash items	39,766
Assumed asset retirement obligations	9,882

Acquired property, plant and equipment	$1,010,424

Inventory (cash consideration)	$1,538
Total costs to consummate the Acquisition were approximately $9.0 million. The pro forma impact of the estimated Acquisition-related costs is reflected as a reduction of cash and retained earnings (stockholders’ equity) in the accompanying September 30, 2010 pro forma balance sheet. In addition, actual Acquisition and Financing Transaction related costs incurred through September 30, 2010 have been eliminated from McMoRan’s historical financial statements within the captions of deferred financing costs and other assets (footnote b), accrued liabilities, stockholders’ equity and general and administrative expenses.

The effective date for the Acquisition is August 1, 2010. Items related to estimated closing adjustments to reflect the August 1, 2010 effective date, including post August 1, 2010 revenues, operating expenses and capital and reclamation expenditures relating to the acquired properties through the Acquisition closing date are included as additional consideration adjustments within the preliminary purchase price reflected above. A portion of this additional consideration was paid in cash with the remaining portion settled through certain joint interest billing adjustments for previously co-owned properties.

Preliminary assessments of the Acquisition’s purchase price allocation have been performed by McMoRan considering current market conditions and the results of recent drilling, a substantial portion of which is currently under evaluation. For purposes of the pro forma balance sheet presentation, no part of the purchase price has been allocated to goodwill. This assumption is based upon market conditions and estimated market prices in effect for oil and natural gas as of the Acquisition closing date, and it also considers the factors associated with drilling activity through December 30, 2010, some of which is subject to further evaluation. As a result, it is possible that a portion of the final purchase price may be allocated to goodwill.

b.	The Financing Transactions include:
•	$200 million principal amount of 4% Convertible Senior Notes due 2017 (4% Notes). The 4% Notes are convertible, at the option of the holder, at any time on or prior to maturity at an initial conversion rate of 62.5 shares of McMoRan common stock per $1,000 principal amount of the 4% Notes, which is equal to an initial conversion price of $16.00 per share. The conversion rate is subject to adjustment upon the occurrence of certain events. The 4% Notes are redeemable for cash by McMoRan beginning five years after issuance under certain conditions.

•	$700 million of 5 3/4% Convertible Perpetual Preferred Stock (5 3/4% Preferred Stock). The 5 3/4% Preferred Stock is not redeemable before three years after the issuance of the 5 3/4% Preferred Stock. On or after three years following the date of issuance of the 5 3/4% Preferred Stock, McMoRan may redeem some or all of the 5 3/4% Preferred Stock under certain conditions. The 5 3/4% Preferred Stock is convertible, at the option of the holder, at any time into shares of McMoRan common stock at an initial conversion rate of 62.5 shares of McMoRan common stock which is equal to an initial conversion price of $16.00 per share per $1,000 liquidation preference of 5 3/4% Preferred Stock.
The date upon which the terms of the Financing Transactions were legally binding was December 30, 2010, the date of shareholder approval. The value of McMoRan’s common stock on this date ($17.18 per share) exceeded the conversion price ($16 per share) for each of the respective equity-linked convertible instruments issued. As a result, both the 4% Notes and 5 3/4% Preferred Stock included beneficial conversion options which under accounting rules require McMoRan to recognize the intrinsic value of such options. With respect to the 4% Notes, the intrinsic value of the beneficial conversion option was recognized as a $14.8 million debt discount and a $14.8 million increase to McMoRan’s additional paid-in-capital (stockholders’ equity) with the debt discount accreted through McMoRan’s earnings as adjustments to interest expense through the debt maturity date. The beneficial conversion option associated with the 5 3/4% Preferred Stock was recognized by McMoRan as a preferred stock dividend resulting in a $51.6 million reduction to income available to common shareholders and a $51.6 million increase to additional paid-in-capital.
A summary of the pro forma balance sheet impact of the Financing Transactions follows (in thousands):

		Deferred
		Financing
		Costs and	Accrued		Stockholders’
	Cash	Other Assets	Liabilities	Debt	Equity
$200 million 4% Notes	$200,000	$—	$—	$200,000	$—
-Non-cash debt discount attributable to beneficial conversion option	—	—	—	(14,750)	14,750
-Related financing costs	(1,750)	1,750	—	—	—

$700 million 5 3/4% Preferred Stock	700,000	—	—	—	700,000
-Non-cash Preferred stock discount attributable to beneficial conversion option	—	—	—	—	51,625
-Non-cash dividend charge for preferred stock beneficial conversion option	—	—	—	—	(51,625)
-Related issuance costs	(5,750)	(3,811)	(3,811)	—	(5,750)

	$892,500	$(2,061)	$(3,811)	$185,250	$709,000

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 reflect the following adjustments.
c.	Represents the estimated incremental insurance cost associated with including the PXP acquired operations/property interests under McMoRan’s insurance programs.

d.	Represents the estimated depletion, depreciation and amortization expense associated with the proved properties acquired and other related asset retirement obligations assumed in the Acquisition for the respective periods presented under the Successful Efforts Method of accounting applied by McMoRan, assuming those properties had been acquired on January 1, 2009. Under the successful efforts method, depletion, depreciation and amortization expense for proved properties is calculated on a field by field basis using the units of production method. Production for the PXP Properties totaled approximately 24.3 Bcfe for 2009 and 14.9 Bcfe for the nine months ended September 30, 2010. For purposes of these Pro Forma Statements, the preliminary allocation of acquisition costs to property, plant and equipment has been apportioned as approximately $165 million to proved developed oil and gas properties, with the remaining portions of the assumed purchase consideration allocated to the proved undeveloped, and to a much greater extent, unevaluated oil and gas property categories.

e.	Represents estimated incremental state franchise taxes associated with the assumed increase to McMoRan’s stockholders’ equity. Because McMoRan intends to absorb the operations and administration of the Acquired Properties within its existing organizational structure, there were no other incremental pro forma adjustments for general and administrative expenses in the respective periods presented.

f.	Represents actual Acquisition transaction related expenses incurred through September 30, 2010.

g.	Represents interest expense, discount accretion and amortization of deferred financing costs associated with the $200 million 4% Notes for the respective periods presented.

h.	There were no pro forma adjustments for the income tax effects of the purchase price allocation reflected in the accompanying pro forma financial statements because of McMoRan’s substantial net deferred tax asset position prior to and after the assumed effects of the Acquisition and Financing Transactions which, for historical and pro forma reporting purposes, has been reduced to zero by a full valuation allowance. The full valuation allowance has been established because of McMoRan’s history of operating losses and the related limitations on the recognition of deferred tax assets under generally accepted accounting principles when a company has a history of cumulative operating losses generated in recent years.

i.	Represents stated coupon rate dividends associated with the $700 million 5 3/4% Preferred Stock for the respective periods presented. Does not include the $51.6 million preferred stock dividend charge for the beneficial conversion option associated with the 5 3/4% Preferred Stock discussed in footnote b above because such dividend was a nonrecurring charge directly attributable to the issuance of the 5 3/4% Preferred Stock.
Pro Forma Oil and Natural Gas Reserve Information
     The following unaudited pro forma oil and natural gas reserve information illustrates how the oil and natural gas reserve and standardized measure information of McMoRan and the properties to be acquired from PXP may have appeared had the purchase transaction closed as of January 1, 2009.

	Historical
		PXP
	McMoRan	Properties	Pro Forma
Proved Reserves — Oil (MBbls)
Beginning of year	16,989	2,072	19,061
Revisions of previous estimates	1,369	399	1,768
Discoveries, extensions and other additions	131	232	363
Production	(2,970)	(1,015)	(3,985)
Purchase of reserves	—	—	—

Proved oil reserves at December 31, 2009	15,519	1,688	17,207

Proved Developed Reserves — Oil (MBbls)
Beginning of year	15,039	1,916	16,955

End of year	13,483	1,316	14,799

Proved Reserves — Natural Gas (MMcf)
Beginning of year	242,897	73,467	316,364
Revisions of previous estimates	(12,610)	(359)	(12,969)
Discoveries, extensions and other additions	4,377	10,907	15,284
Production	(55,842)	(18,472)	(74,314)
Purchase of reserves	—	—	—

Proved natural gas reserves at December 31, 2009	178,822	65,543	244,365

Proved Developed Reserves — Natural Gas (MMcf)
Beginning of year	198,610	65,391	264,001

End of year	135,150	51,263	186,413

	Year Ended December 31, 2009
	Historical
		PXP
	McMoRan	Properties	Adjustments		Pro Forma
	(in thousands)
Standardized Measure of Discounted Future Net Cash Flows
Future cash inflows	$1,655,260	$374,718	$—		$2,029,978
Future cost applicable to future cash flows:
Production costs	(519,995)	(97,998)	—		(617,993)
Development and abandonment costs	(649,940)	(45,987)	—		(695,927)
Future income taxes	(2,348)	(73,958)	73,945	*	(2,361)

Future net cash flows	482,977	156,775	73,945		713,697
Discount for estimated timing of net cash flows (10% discount rate)	(134,596)	(49,770)	(18,287)	*	(202,653)

	$348,381	$107,005	$55,658		$511,044

	Year Ended December 31, 2009
	Historical
		PXP
	McMoRan	Properties	Adjustments		Pro Forma
	(in thousands)
Changes in Standardized Measure
Beginning of year	$705,291	$177,485	$95,453	*	$978,229
Revisions:
Changes in prices	(183,301)	(94,529)	—		(277,830)
Accretion of discount	70,529	24,543	—		95,072
Change in reserve quantities	15,459	21,118	—		36,577
Other changes, including revised estimates of development costs and rates of production	(97,269)	(10,631)	—		(107,900)
Discoveries and extensions, less related costs	2,691	26,676	—		29,367
Development costs incurred during the year	65,256	18,229	—		83,485
Change in future income taxes	(324)	39,782	(39,795)	*	(337)
Revenues, less production costs	(229,951)	(95,668)	—		(325,619)

End of year	$348,381	$107,005	$55,658		$511,044

*	Adjustments for the assumed impact of McMoRan’s available unrecognized income tax benefits to reduce future taxable income from the pro forma incremental net cash flows of the Acquired Properties.